                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2002

                            UNITED TRUST GROUP, INC.
              ____________________________________________________
             (Exact Name of Registrant as specified in its charter)

        ILLINOIS                     0-16867                       37-1172848
________________________          ____________               ___________________
(State or other Juris-             (Commission                  (I.R.S. Employer
diction of incorporation          File Number)               identification No.)

                            5250 SOUTH SIXTH STREET
                                 P.O. BOX 5147
                             SPRINGFIELD, IL 62705
          ___________________________________________________________
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code (217)-241-6300

                                 Not Applicable
          ___________________________________________________________
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

99.1     Press Release dated June 10, 2002.

ITEM 9.  REGULATION FD DISCLOSURE

United Trust Group,  Inc. issued a press release on June 10, 2002 announcing the formation of an alliance with Fiserv LIS to provide business process outsourcing
("BPO").  For information  regarding this transaction,  reference is made to the press release dated June 10, 2002,  which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                            UNITED TRUST GROUP, INC.
                                  (Registrant)

                                     By:  /s/ Randall L. Attkisson
                                          Randall L. Attkisson
                                          President , Chief Operating
                                            Officer and Director

                                     By:  /s/ Theodore C. Miller
                                          Theodore C. Miller
                                          Senior Vice President and
                                            Chief Financial Officer

Date:  June 10, 2002

                                 EXHIBIT INDEX

No.      Exhibit

99.1     June 10, 2002 Press Release.

Exhibit 99.1

         Press Release of United Trust Group, Inc.

                      United Trust Group Teams with Fiserv
                             to Provide TPA Services

Springfield,  Illinois,  June 10, 2002 -- United Trust Group, Inc. (UTG),
Springfield,  Illinois  and Fiserv Life  Insurance  Solutions (a unit of Fiserv,
Inc.),  Cedar Rapids,  Iowa announced today the formation of an alliance between their respective  organizations.  The Alliance will provide a stable, dependable and predictable alternative to those life insurance companies seeking a Business
Process  Outsourcing  solution for new product  introductions  and administering their business volumes more economically while enhancing customer service.

"We were seeking an experienced business partner that could offer the dependable and predictable  service our clients  demand," said Mike Key, COO of Fiserv LIS.
"We are very  pleased to be aligned  with an  organization  that shares the same business philosophies and commitment to the customer. Their proven processes and outstanding reputation truly exemplifies their motto `We Care'."

The  Alliance  matches  two  highly  successful  companies'  "best of  practice"
offerings.  UTG has  established a reputation for delivering the highest quality customer  service  to its  insureds  and  those  it  supports  as a Third  Party
Administrator.  UTG will  expand its TPA base  through  the  outsourcing  of the
Fiserv ID3 administration system for UTG's existing business and that of its TPA clients.  Today,  UTG  administers  nearly  400,000  policies.  Several  million policies are administered on ID3 every day among its valued customer base.

"The unique  value of this  alliance is its ability to deliver  mission-critical support on multiple levels with many types of  organizations,"  said Jim Rousey,
Executive Vice President of UTG. "With the technology and experience that Fiserv brings,  we are able to create a win/win  opportunity  for all." Many  companies have  strategically  selected  the TPA  option to reduce the  volatile  costs of in-house  administration.  This  business  strategy  can  greatly  improve  both new-product time-to-market and return on investment, Rousey said.

The  alliance  will  offer  full  service  support  to its  customers  including marketing support,  policy administration,  new product filing support,  agency, and conversion  assistance.  The BPO/TPA  offering is  competitively  priced for companies of all sizes and product mix.

Fiserv LIS will be  responsible  for the  marketing  and sales  function for the alliance  as well as  providing  the  operations  processing  service  for  UTG.
Together  the  combined  operations  will  provide  a full  suite of  associated services,  and UTG will staff the administration  effort. The Alliance will also be positioned to offer call center support,  underwriting,  document management, imaging and workflow, and sales/illustration support.

ID3 is a software  system  offered by Fiserv LIS currently used to administer an array of life,  health and annuity products  throughout the insurance  industry.
Fiserv,  Inc.  (Nasdaq:  FISV)  is  an  independent,  full-service  provider  of integrated data processing and information  management  systems to the financial industry.  Headquartered in Brookfield,  Wisconsin,  Fiserv also can be found on the Internet at www.fiserv.com.

As a family of companies that has been  providing  life  insurance  services for over 75 years, UTG is committed to making a positive  difference in the lives of those they touch by:

•     Believing in ourselves and each other.

•     Providing quality, one-on-one customer service and valuing (respecting) our relationships.

•     Ensuring profitability through administrative efficiency.

•     Giving of  ourselves  to the  community  and  sharing  the  rewards  of our endeavors.

United Trust Group, Inc., a public  corporation  traded in the  Over-the-counter market (UTG) is located on the Internet at www.unitedtrustgroup.com.